EXHIBIT 24

POWER OF ATTORNEY

Each of the undersigned Directors and Officers of ASHLAND INC., a Delaware corporation (the “Corporation”), which anticipates filing an Annual Report on Form 10-K with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint GUILLERMO NOVO and ROBIN LAMPKIN, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others to sign and file such Annual Report and the exhibits thereto and any and all other documents in connection therewith, and any such amendments thereto, with the Securities and Exchange Commission, and to do and perform any and all acts and things requisite and necessary to be done in connection with the foregoing as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Dated: November 17, 2023

/s/ Guillermo Novo	/s/ Jay V. Ihlenfeld
Guillermo Novo, Chair of the Board and Chief Executive Officer (Principal Executive Officer)	Jay V. Ihlenfeld, Director

/s/ J. Kevin Willis	/s/ Wetteny Joseph
J. Kevin Willis, Senior Vice President and Chief Financial Officer (Principal Financial Officer)	Susan L. Main, Director

/s/ Eric N. Boni	/s/ Susan L. Main
Eric N. Boni, Vice President and Controller (Principal Accounting Officer)	Wetteny Joseph, Director
/s/ Steven D. Bishop	s/ Sergio Pedreiro
Steven D. Bishop, Director	Sergio Pedreiro, Director

/s/ Sanat Chattopadhyay	/s/ Jerome A. Peribere
Sanat Chattopadhyay, Director	Jerome A. Peribere, Director

/s/ Brendan M. Cummins	/s/ Janice J. Teal
Brendan M. Cummins, Director	Janice J. Teal, Director

/s/ Suzan F. Harrison
Suzan F. Harrison, Director